Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
Introductory Note
On August 2, 2011, Glu Mobile Inc. (“Glu” or the “Company”) completed the acquisition of Griptonite, Inc., a Washington corporation (“Griptonite”) and formerly a wholly owned subsidiary of Foundation 9 Entertainment, Inc., a Delaware corporation (“Parent”), pursuant to an Agreement and Plan of Merger dated as of August 2, 2011, as amended on August 15, 2011 (the “Merger Agreement”). Griptonite, which is based in Kirkland, WA and employs approximately 200 people, is a developer of games for the Xbox 360, Wii, DS, PSP and iPhone platforms.
In connection with the Merger, Glu issued to Parent, as Griptonite’s sole shareholder, in exchange for all of the issued and outstanding shares of Griptonite capital stock, a total of 6,106,015 shares of Glu’s common stock, of which 600,000 shares will be held in escrow for 15 months to satisfy indemnification claims under the Merger Agreement.
The following unaudited pro forma combined condensed financial information gives effect to the acquisition by the Company of all of the outstanding shares of Griptonite. These unaudited proforma statements were prepared as if the acquisition had been completed as of January 1, 2010 for statement of operations purposes and as of June 30, 2011 for balance sheet purposes.
The unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of the Company and Griptonite. The Company’s historical consolidated financial statements for the year ended December 31, 2010 are included in its Form 10-K filed with the Securities and Exchange Commission on March 21, 2011 and the Company’s historical consolidated financial statements for the six months ended June 30, 2011 included in its Form 10-Q filed on August 15, 2011. Griptonite’s historical statement of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 and historical balance sheet as of June 30, 2011 are included in this Form 8-K/A.
The pro forma acquisition adjustments described in Note 2 were based on available information and certain assumptions made by the Company’s management and may be revised as additional information becomes available. The unaudited pro forma combined condensed financial information was presented for illustrative purposes only and is not necessarily intended to represent what the Company’s financial position is or results of operations would have been if the acquisition had occurred on that date or to project the Company’s results of operations for any future period. Since the Company and Griptonite were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.
The unaudited pro forma combined condensed statement of operations included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
AS OF JUNE 30, 2011
(in thousands)

			Pro Forma
	Glu Mobile Inc.	Griptonite, Inc.	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$26,400	$—	$10,000	(2)	$36,400
Accounts receivable, net	12,365	1,552	—		13,917
Receivable from affiliates	—	3,855	(3,855)	(2)	—
Prepaid royalties	734	—	—		734
Costs and estimated earnings in excess of billings on uncompleted contracts	—	561	(561)	(3)	495
			495	(7)
Prepaid expenses and other	2,450	179	350	(4)	2,979

Total current assets	41,949	6,147	6,429		54,525

Note receivable from affiliate	—	11,764	(11,764)	(2)	—
Property and equipment, net	2,812	768	—		3,580
Other long-term assets	542	33	—		575
Intangible assets, net	7,374	249	5,451	(5)	13,074
Goodwill	4,875	8,658	4,508	(6)	18,041

Total assets	57,552	27,619	4,624		89,795

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$7,117	$233	$—		$7,350
Accrued liabilities	11,141	819	276	(8)	12,236
Payables to affiliates, net	—	14,914	(14,914)	(2)	—
Deferred rent	—	446	(446)	(8)	—
Billings in excess of costs and estimated earnings on uncompleted contracts	—	219	(219)	(3)	55
			55	(7)
Deferred revenue	1,811	—	—		1,811

Total current liabilities	20,069	16,631	(15,248)		21,452

Other long-term liabilities	7,591	394	(394)	(8)	10,363
			720	(8)
			2,052	(4)

Total liabilities	27,660	17,025	(12,870)		31,815

Stockholders equity/(deficit)
Common stock	6	—	—		6
Additional paid-in capital	224,727	32,846	(42,141)	(9)	252,815
			9,295	(2)
			28,088	(1)
Accumulative other comprehensive income	825	(113)	113	(9)	825
Accumulated deficit	(195,666)	(22,139)	22,139	(9)	(195,666)

Total stockholders equity/(deficit)	29,892	10,594	17,494		57,980

Total liabilities and stockholders equity/(deficit)	$57,552	$27,619	$4,624		$89,795

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(in thousands, except per share data)

			Pro Forma
	Glu Mobile Inc.	Griptonite, Inc.	Adjustments		Combined
Product revenues	$34,106	$138	$—		$34,244
Service revenues	—	9,004	—		9,004

Revenues	34,106	9,142	—		43,248
Cost of revenues:
Royalties	6,961	—	—		6,961
Cost of services	—	7,099	—		7,099
Amortization of intangible assets	1,520	—	—		1,520

Total cost of revenues	8,481	7,099	—		15,580

Gross profit	25,625	2,043	—		27,668
Operating expenses:
Research and development	15,605	1,752	(76)	(12)	17,281
Sales and marketing	7,101	140	(6)	(12)	7,235
General and administrative	6,440	1,065	(46)	(12)	7,459
Amortization of intangible assets	—	23	777	(11)	800
Restructuring charge	637	—	—		637

Total operating expenses	29,783	2,980	649		33,412

Income (loss) from operations	(4,158)	(937)	(649)		(5,744)
Interest and other income/(expense), net
Interest income (expense), net	(43)	120	—		77
Other income/(expense), net	552	—	—		552

Interest and other income/(expense), net	509	120	—		629

Income/(loss) before income taxes	(3,649)	(817)	(649)		(5,115)
Income tax provision	(1,275)	—	221	(13)	(1,054)

Net loss	$(4,924)	$(817)	$(428)		$(6,169)

Net loss per share	(0.09)	—	—		(0.10)

Weighted average common shares outstanding — basic and diluted	53,318				59,424

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(in thousands, except per share data)

			Pro Forma
	Glu Mobile Inc	Griptonite, Inc.	Adjustments		Combined
Product revenues	$64,345	$571	$—		$64,916
Service revenues	—	20,724	(440)	(10)	20,284

Revenues	64,345	21,295	(440)		85,200
Cost of revenues:
Royalties	16,643	—	—		16,643
Impairment of prepaid royalties and guarantees	663	—	—		663
Cost of services	—	15,756	—		15,756
Amortization of intangible assets	4,226	—	2,500	(11)	6,726

Total cost of revenues	21,532	15,756	2,500		39,788

Gross profit	42,813	5,539	(2,940)		45,412
Operating expenses:
Research and development	25,180	2,608	(119)	(12)	27,669
Sales and marketing	12,140	383	(17)	(12)	12,506
General and administrative	13,108	3,057	(140)	(12)	16,025
Amortization of intangible assets	205	45	1,555	(11)	1,805
Restructuring charge	3,629	—	—		3,629

Total operating expenses	54,262	6,093	1,279		61,634

Income (loss) from operations	(11,449)	(554)	(4,219)		(16,222)
Interest and other income/(expense), net
Interest income (expense), net	(575)	183	—		(392)
Other income/(expense), net	(690)	(82)	—		(772)

Interest and other income/(expense), net	(1,265)	101	—		(1,164)

Income/(loss) before income taxes	(12,714)	(453)	(4,219)		(17,386)
Income tax provision	(709)	41	1,434	(13)	766

Net loss	$(13,423)	$(412)	$(2,785)		$(16,620)

Net loss per share	(0.38)	—	—		(0.40)

Weighted average common shares outstanding — basic and diluted	35,439				41,545

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
NOTE 1 — PURCHASE PRICE — GRIPTONITE, INC.
The Company’s consolidated financial statements include the results of operations of Griptonite, Inc. (“Griptonite”) from the date of acquisition. Under the purchase method of accounting, the Company allocated the total purchase price of $28,088, which consisted of 6,106,015 shares of the Company’s common stock issued to Griptonite shareholders, to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date. The following summarizes the preliminary purchase price allocation of the Griptonite acquisition as if the acquisition had occurred on June 30, 2011:

Assets acquired:
Cash	$10,000
Accounts receivable	1,552
Costs and estimated earnings in excess of billings on uncompleted contracts	495
Prepaid and other current assets	529
Property and equipment	768
Other long term assets	33
Intangible assets
Non-compete agreements	3,200
Developed technology	2,500
Goodwill	13,166

Total assets acquired	32,243
Liabilities assumed:
Accounts payable	233
Accrued liabilities	1,095
Billings in excess of costs and estimated earnings on uncompleted contracts	55
Other long-term liabilities	2,772

Total liabilities	4,155

Net acquired assets	$28,088

The valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was generally based on the fair value of these assets determined using the income and replacement cost approaches. Of the total purchase price, $5,700 was allocated to amortizable intangible assets. The amortizable intangible assets are being amortized over the respective estimated useful life of three months to two years. The fair value, estimated useful lives and amortization for the year ended December 31, 2010 and six months ended June 30, 2011 of the major amortizable intangible assets purchased from Griptonite as if the acquisition had occurred on January 1, 2010 were as follows:

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)

			Year ended			Six Months ended
			December 31, 2010			June 30, 2011
	Fair	Useful		Elimination of	Proforma		Elimination of	Proforma
Asset Class	Value	Lives	Amortization	Historical Amortization	Adjustment	Amortization	Historical Amortization	Adjustment
Non-compete agreements	3,200	2 yrs.	1,600	(45)	1,555	800	(23)	777
Developed technology	2,500	0.25 yrs.	2,500	—	2,500	—	—	—

Total identifiable intangible assets	$5,700		$4,100	$(45)	$4,055	$800	$(23)	$777
The total expected future amortization related to intangible assets acquired from Griptonite is as follows:

	Amortization
	Included in	Amortization
	Cost of	Included in
Periods Ending December 31,	Revenues	Operating Expenses	Total
2011	$2,500	$667	$3,167
2012	—	1,600	1,600
2013	—	933	933

	$2,500	$3,200	$5,700
The residual value of $13,166 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with ASC 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill will not be amortized but will be tested for impairment at least annually. Under ASC 350, the Company performs the annual impairment review of its goodwill balance as of September 30.
The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the merger or operating efficiencies and costs savings, if any, that may be achieved with respect to the combined entities as these costs are not directly attributable to the purchase agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
NOTE 2 — PRO FORMA ADJUSTMENTS
The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition had been completed on January 1, 2010 for statement of operations purposes and as of June 30, 2011 for balance sheet purposes and to reflect the following pro forma adjustments:
(1)	Represents the stock consideration issued from the acquisition of Griptonite valued at $28,088.
(2)
To record the cash received of $10,000 from the net settlement of the receivable and payables with affiliates of Griptonite of $705 and a capital contribution by the former stockholders of Griptonite of $9,295. The net settlment of the receivables and payables to affilites is detailed below.

Receivable from affiliates	3,855
Note receivable from affiliates	11,764
Payables to affiliates, net	(14,914)
Net receivable from affiliates	705
(3)	To eliminate the historical accounting for the in-progress development contracts.

(4)	To record deferred tax assets and liabilities for the difference in fair value and tax basis of acquired assets and liabilities

(5)	To eliminate Griptonite’s historical amoritzable intangible assets of $249 and to record the amortizable intangible assets resulting from the acquisition of Griptonite of $5,700.

(6)	To eliminate Griptonite’s historical goodwill of $8,658 and to record the goodwill resulting from the acquisition of Griptonite of $13,166.

(7)
To record the fair value allocated to in-progress development contracts. Deferred revenue and deferred costs relate to service contracts assumed in connection with the acquisition. The estimated fair value of deferred revenue includes primarily prepayments for services to be provided in the future. The remaining deferred costs relate to development activities under existing contracts for which payment has not yet been received. The fair value adjustment allocated to the in-progress development contracts presented in the Unaudited Pro Forma Combined Condensed Balance Sheet is detailed below:

Fair value of deferred costs (Costs and estimated earnings in excess of billings on uncompleted contracts)	495
Fair value of deferred revenues (Billings in excess of costs and estimated earnings on unconpleted contracts)	55
(8)
To eliminate the deferred rent balance recorded by Griptonite as of the acquisition date and to record fair value adjustment for unfavorable operating lease. The fair value adjustment for unfavorable operating leases presented in the Unaudited Pro Forma Combined Condensed Balance Sheet is detailed below:

Current portion of unfavorable lease obligation (Accrued liabilities)	276
Long term portion of unfavorable lease obligation (Other long term liabilties)	720
(9)
To eliminate the historical additional paid in captial, accumulated other comprehensive income and accumulated deficit of Griptonite. The elimination of historical additional paid in capital is detailed below:

Griptonite’s historical additional paid in capital	32,846
Capital contribution from the former stockholders of Griptonite	9,295

Pro forma adjustment to additional paid in capital	42,141
(10)	To recognize the fair value of in-progress development contracts over the remaining estimated life of the contracts.

(11)
To eliminate Griptonite’s historical amortization of amortizable intangible assets and to record the amortization of the amortizable intangible assets resulting from the purchase of Griptonite. See Note 1 above for the estimated useful lives and amortization for each amortizable intangible asset.

(12)	To recognize the fair value adjustment for the unfavorable operating lease.

(13)	To record the pro forma income tax impact at the weighted-average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded.

	Year Ended	Six Months Ended
	December 31, 2010	June 30, 2011
Total pro forma adjustments recorded to decrease income before provision for income taxes	$(4,219)	$(649)
Estimated provision for income taxes rates applicable to pro forma adjustments	34%	34%

Pro forma provision for income taxes adjustment	$(1,434)	$(221)

There were no transactions between the Company and Griptonite during the year ended December 31, 2010 or the six months ended June 30, 2011.
Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in this unaudited pro forma combined condensed financial information. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. Any changes in the fair value of the net assets of Griptonite will change the amount of the purchase price allocated to goodwill. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.